EXHIBIT (99)(e)

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REPORT OF INDEPENDENT AUDITORS
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To the Shareholders and Board of Directors
Horizon Bancorp, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Horizon Bancorp, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the 1995 consolidated financial statements of Twentieth Bancorp, Inc. and subsidiary (Twentieth) which statements reflect total interest income constituting 34% of the related consolidated total. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for Twentieth, is based solely on the report of the other auditors.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, based on our audits and, for 1995, the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Horizon Bancorp, Inc. and subsidiaries at December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                              /s/ ERNST & YOUNG LLP

Charleston, West Virginia
February 13, 1998, except for
Note 18, as to which the date
is August 7, 1998